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                                                                   EXHIBIT 23.1

                           CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-21569) and related Prospectus of Spinnaker Industries, Inc. for the registration of 171,428 shares of its Class A Common Stock and 180,962 shares of its Common Stock and to the incorporation by reference therein of our report dated March 12, 1997, with respect to the consolidated financial statements and schedules of Spinnaker Industries, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                       Ernst & Young LLP
Dallas, Texas
April 22, 1997










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